UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _____________________
                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): October 2, 2006
                       VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)
                                    Delaware
                 (State or other jurisdiction of incorporation)
                  1-31614                           77-0138960
            (Commission File Number)      (IRS Employer Identification No.)

                  741 Calle Plano,                Camarillo, California 93012
      (Address of principal executive offices)             (Zip Code)
     Registrant's telephone number, including area code:  (805) 388-3700
                                 Not applicable
          Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement.

     On October 2, 2006, Vitesse Semiconductor Corporation (the "Company") entered into an agreement (the "Agreement") with Alvarez & Marsal, LLC ("A&M"). The Company and A&M previously entered into an agreement, dated April 27, 2006, pursuant to which, among other things, A&M agreed to provide the services of Shawn C.A. Hassel as Chief Financial Officer of the Company. The April 27, 2006 agreement provided that the parties would negotiate to reach agreement regarding certain incentive compensation to be received by A&M for its services. This incentive based compensation was partially in consideration for a negotiated discount for ongoing fees. The Agreement is the result of those negotiations.

      Pursuant to the Agreement, a copy of which is included in this Form 8-K as Exhibit 10.1 and incorporated hereby by reference, the Company has agreed, among other things, to:

      (1) issue to A&M warrants to acquire 150,000 shares of the Company's Common Stock at a price of $1.20 per share, subject to adjustment. The warrants will expire five years from the date of issue;

      (2) issue to A&M warrants to acquire an additional 150,000 shares of the Company's common stock at a price of $1.20 per share, subject to adjustment. These warrants will be issued to A&M at the earlier of the delivery of financial statements of the Company to KPMG LLP, the Company's independent public accountants, or the occurrence of an event that would give A&M the right to put the warrants back to the Company as described below. The warrants will expire five years from the date of issue;

      (3) enter into a Warrant Registration Right Agreement pursuant to which the Company will agree, among other things, to register the resale of the shares of the Company's Common Stock issuable upon exercise of the warrants and the Company will grant to A&M the right to put the warrants back to the Company under certain circumstances set forth in the Agreement at a price equal to the difference between the then trading price of the Company's Common Stock and the exercise price under the warrants; and

      (4) pay to A&M (i) $250,000 upon execution of the Agreement as compensation with respect to the completed financing with affiliates of Tennenbaum Capital Partners, LLC; (ii) $50,000 upon completion of a second financing of $25 million as permitted by the loan agreement with the affiliates of Tennenbaum Capital Partners LLC;
           (iii) $150,000 upon setting the terms for a proposed settlement of a dispute with the holders of the Company's 1.5 % Convertible Subordinated Debentures due 2024; (iv) $75,000 upon the approval and implementation of a remediation plan resulting from the internal investigation being conducted by the Special Committee of the Board of Directors of the Company; and (v) up to $125,000 upon delivery of financial statements of the Company to KPMG LLC.

Item 9.01     Financial Statements and Exhibits

      (d)     Exhibits.

      Item No.                     Description

        10.1 Letter Agreement, dated October 2, 2006, between Vitesse Semiconductor Corporation and Alvarez & Marsal, LLC.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on October 5, 2006.

                              VITESSE SEMICONDUCTOR CORPORATION

                              By:     /s/ Christopher Gardner
                                      Christopher Gardner
                                      Chief Executive Officer

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                                 EXHIBIT INDEX

      Item No.                     Description
        10.1                       Letter Agreement, dated October 2, 2006,
                                   between Vitesse Semiconductor Corporation and Alvarez & Marsal, LLC.